[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC. - QUASAR PORTFOLIO

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1997 THROUGH FEBRUARY 28, 1997
                                                                         Total
                                                              Shares     Shares  % of Issue                       Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group (000)   By Group (Broker(s)              02/28/97
Doncasters PLC            01/29/97 1,700    0.21%    $16.50   125,000    5,600   2.23%     CS First Boston Corp.  8,100
Vail Resorts Inc.         02/03/97 5,400    0.86%    $22.00   300,000    12,100  2.48%     BT Securities          0
Silgan Holdings Inc.      02/13/97 2,100    0.28%    $20.00   113,700    3,700   3.07%     Goldman Sachs          7,500

10f-3 TRANSACTIONS FOR THE PERIOD MAY 1, 1997 THROUGH JULY 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              07/31/97
Jacor Communications      05/16/97 1,300    0.01%    $31.00   47,500     6,650   0.71%     Merrill Lynch          6,200
LHS Group                 05/15/97 1,100    0.01%    $16.00   40,800     4,800   0.85%     Goldman Sachs          0
Rental Service Corp.      05/30/97 4,900    0.01%    $19.88   160,000    5,280   3.03%     Blair Williams         0
Arm Financial             06/18/97 3,000    0.01%    $15.00   178,900    8,000   2.24%     Morgan Stanley         0
RWD Technologies          06/19/97 200      0.01%    $13.00   5,500      3,000   0.18%     Blair Williams         0
Cal Dive International    07/01/97 4,000    0.01%    $15.00   126,700    3,600   3.52%     Simmons & Co.          0
Peritus Software          07/01/97 400      0.01%    $16.00   34,300     3,500   0.98%     Montgomery Securities  0
CCA Prison Realty         07/15/97 1,200    0.01%    $21.00   46,000     18,500  0.25%     JC Bradford & Co.      7,000
Friede Goldman            07/21/97 5,600    0.01%    $17.00   150,000    4,665   3.22%     Jefferies & Co.        9,000
Novel Denim               07/24/97 24,700   0.01%    $18.00   96,500     4,250   2.27%     Kemper Financial       25,200
CHS Electronics           07/25/97 6,900    0.01%    $31.75   183,200    13,000  1.41%     Raymond James          8,200

10f-3 TRANSACTIONS FOR THE PERIOD AUGUST 1, 1997 THROUGH OCTOBER 5, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              10/05/97
Trendwest Resort          08/14/97 3,900    0.17%    $18.00   105,000    2,875   3.65%     Montgomery Securities  0
Steel Dynamics            08/13/97 7,100    0.44%    $25.00   216,700    8,400   2.58%     Morgan Stanley & Co.   12,200
Carrizo Oil & Gas         08/06/97 3,700    0.10%    $11.00   100,000    2,500   4.00%     Schroder Securities    0
Network Solutions         09/26/97 400      0.01%    $18.00   29,000     3,300   0.88%     Lewco Securities Agent 0
Avis Rent A Car           09/23/97 6,600    0.22%    $17.00   188,300    19,500  0.97%     Bear Stearns Securities26,700
Peterson Companies Inc.   10/01/97 2,400    0.08%    $17.50   3,800      7,000   0.05%     Morgan Stanley & Co.   0
Ivex Packing Corp.        10/01/97 3,200    0.10%    $16.00   87,500     8,400   1.04%     Merrill Lynch          22,500

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH OCTOBER 31, 1997
                                                                         Total
                          Date     Shares            Price perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchased         Share    Fund Group (000)   By Group  Broker(s)              10/31/97
Trimeris Inc.             10/07/97 5,400             $12.00   150,000    2,075   7.23%     UBS Securities         0
American Disposal Services10/22/97 3,300             $30.50   75,000     6,000   1.25%     Oppenheimer & Co. Inc. 17,900
Metromedia Fiber Network-A10/28/97 2,500             $16.00   101,700    7,092   1.43%     Salomon Brothers Inc.  2,500

10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 1, 1997 THROUGH DECEMBER 31, 1997
                                                                         Total
                          Date     Shares            Price perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchased         Share    Fund Group (000)   By Group  Broker(s)              12/31/97
IRI International Corp.   11/13/97 5,400             $18.00   131,300    12,000  1.09%     Lehman Brothers Inc.   0
Rayovac Corp.             11/20/97 14,500            $14.00   350,000    6,700   5.22%     Merrill Lynch          0
Meadowcraft Inc.          11/25/97 6,600             $13.00   168,000    3,125   5.38%     Edwards AG & Sons      0
Meadowcraft Inc.          11/25/97 300               $13.00   168,000    3,125   5.38%     Credit Lyonnais Securit0
United Rentals Inc.       12/18/97 10,100            $13.50   249,500    7,000   3.56%     Lehman Brothers Inc.   10,100
Princeton Video Image Inc.12/16/97 12,100            $7.00    299,400    4,000   7.49%     Allen & Company Inc.   12,100

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.